UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

MEDITE CANCER DIAGNOSTICS, INC.
(Name of Registrant as Specified in its Charter)

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PRELIMINARY COPY	PRELIMINARY COPY

MEDITE CANCER DIAGNOSTICS, INC.
4303 SW 34th St.
Orlando FL 32811
(407) 996-9631

Dear Stockholder:

This Information Statement is being furnished on or about [_______], 2017, by MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on August 1, 2017, pursuant to Rule 14c−2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is:

(i) to inform you that we have obtained the written consent of the holders of the majority of the issued and outstanding shares of our Common Stock, to amend the 2017 Employee/Consultant Common Stock Compensation Plan,
(ii) to file a  Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”), from 50,000,000 shares to 100,000,000 shares, (the “Amendment”) and keep the authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), unchanged, and

(iii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

The holders of the majority of our issued and outstanding shares of Common Stock executed a written consent in favor of the foregoing action on August 1, 2017. This consent satisfied the stockholder approval requirements under Delaware law and our certificate of incorporation and will allow us to take the proposed action as soon as practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Your consent to the aforementioned action is not required and is not being solicited. The accompanying Information Statement is being furnished to you for informational purposes only. Please read the accompanying Information Statement carefully.

/s/ David E. Patterson
David E. Patterson
Chief Executive Office

[_______], 2017

PRELIMINARY COPY	PRELIMINARY COPY

_____________________________

MEDITE CANCER DIAGNOSTICS, INC.
4303 SW 34th St.
Orlando FL 32811
(407) 996-9631
______________________________

INFORMATION STATEMENT

Dated [______], 2017

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being mailed on or about [________], 2017 to the stockholders of record of MEDITE Cancer Diagnostics, Inc. (the “Company,” “we” or “us”) at the close of business on August 1, 2017 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.

This Information Statement is being provided:

(i) to inform you that on August 1, 2017, holders of the majority of the issued and outstanding shares of our Common Stock voted by written consent to amend the Company’s 2017 Employee/Consultant Common Stock Compensation Plan (the “Amended Plan”),

(ii) to file a  Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”), from 50,000,000 shares to 100,000,000 shares, (the “Amendment”) and keep the authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), unchanged, and

(iii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

The amendment of the 2017 Employee/Consultant Common Stock Compensation Plan and the Amendment are collectively referred to herein as the “Actions.”

Section 228(a) of the Delaware General Corporation Law states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

The Actions were approved on August 1, 2017, upon the execution of a written consent by the holders of the majority of the issued and outstanding shares of our Common Stock. Because the Actions have been approved by the holders of the requisite number of outstanding shares that are entitled to cast votes, no other stockholder approval of the Actions are necessary. This Information Statement will also serve as notice of the Actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the Actions described herein will be given to you.

We are currently authorized to issue 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”). As of the close of business on the Record Date, there were 27,658,820 shares of Common Stock, 47,250 shares of Series A Convertible Preferred Stock, 93,750 shares of Series B Convertible Preferred Stock, 38,333 shares of Series C Convertible Preferred Stock and 19,022 shares of Series E Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series E Stock is entitled to one vote for each share of Common Stock into which such share is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into approximately 52,311 shares of Common Stock. The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve the Actions. The requisite stockholder approval of the Actions was obtained on August 1, 2017.

The expenses of preparing and mailing this Information Statement and all documents that now accompany or may hereafter supplement it will be borne by us. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this Information Statement to the beneficial owners of such shares.

The Actions will become effective upon the passing of 20 calendar days from the date a definitive copy of this Information Statement is mailed to our stockholders.

Required Vote

The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve the Actions. The requisite stockholder approval of the Actions was obtained on August 1, 2017.

Notice of Action by Written Consent

Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed Actions become effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.

Dissenters’ Rights

The stockholders have no right under the DGCL, the Company’s Certificate of Incorporation consistent with above, or the Company’s bylaws to dissent from the Actions adopted as set forth herein.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information, as of July 27, 2017, with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o MEDITE Cancer Diagnostics, Inc.,4203 SW 34th St., Orlando, FL 32811.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Interest (1)		Percentage Owned
David E. Patterson	250,000		0.90%
Michaela Ott	7,500,000	(2)	27.12%
Michael Ott	7,500,000	(3)	27.12%
Stephen Von Rump	200,000		0.72%
Susan Weisman	200,000		0.72%
Jeff Rencher	150,000		0.54%
Robert J. McCullough	1,676,907	(4)	6.06%
William A. Lewis IV	251,163	(5)	0.91%
John H. Abeles, MD	642,451		2.32%
Eric Goenhausen	0		0.00%
Augusto Ocana, MD and JD	179,885		0.65%
All Beneficial Owners and Management as a Group	18,550,406		67.07%

(1)
Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of July 27, 2017, upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 27,658,820 shares of common stock outstanding as of the close of business on July 27, 2017.

(2)
Includes: (i) 7,500,000 shares held by Mrs. Ott’s husband, Michael Ott.

(3)
Includes: (i) 7,500,000 shares held by Mr. Ott’s wife, Michaela Ott.

(4)
Includes an aggregate 1,662 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (150) shares, PFM Educational Trust (150 shares), CDM Educational Trust (150) shares and the MPC Trust (1,212 shares).

(5)
Includes 246,667 warrants exercisable at $0.50 per share.

(6)
Includes: (i) 298,708 shares owned by Northlea Partners, LLP, of which Dr. Abeles is General Partner. Dr. Abeles also owns 28,000 warrants to purchase the Company’s common stock at exercise prices of $4.00-$6.00 over a term of 5-10 years, respectively. Northlea Partners owns 155,000 warrants to purchase the Company’s common stock at an exercise price of $.50 per share over a term of 5 years and 33,750 warrants to purchase the Company’s common stock at exercise prices of $4.00-$6.00 over a term of 5-10 years, respectively. Dr. Abeles disclaims beneficial ownership of all shares and warrants owned by, or issuable to, Northlea Partners except shares and warrants attributable to his 1% interest in Northlea Partners as General Partner.

Series E Convertible Preferred Stock

The following table sets forth certain information with respect to holdings of our Series E Convertible Preferred Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of the Company’s Series E Convertible Preferred Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Kevin F. Flynn June 1992 Non-Exempt Trust 120 South LaSalle Street Chicago, IL 60602	6,667	(3)	35.05%

Rolf Lagerquist 4522 CO Road 21 NE Elgin, MN 55932	2,000	(4)	10.5	1%

(1)
No executive officers or directors own any shares of Series E Convertible Preferred Stock.

(2)
Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 19,022 shares of Series E Convertible Preferred Stock outstanding as of the close of business on July 27, 2017.

(3)
Converts into 464 shares of common stock, including shares issuable upon payment of cumulative dividends.

(4)
Converts into 139 shares of common stock, including shares issuable upon payment of cumulative dividends.

THE ACTIONS

AMENDMENT OF THE COMPANY’S
2017 EMPLOYEE/CONSULTANT COMMON STOCK COMPENSATION PLAN

The Company’s Amended and Restated 2017 Employee/Consultant Common Stock Compensation Plan was adopted pursuant to the written consent of holders of a majority of The Company’s common stock obtained as on August 1, 2017.

The full text of the Amended and restated 2017 Employee/Consultant Common Stock Compensation Plan is attached hereto and incorporated herein as Exhibit A.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES

The Company’s Certificate of Incorporation authorized the issuance of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. On August 1, 2017, a majority of the shareholders of the Company approved the Certificate of Amendment of our Certificate of Incorporation, which is attached hereto as Exhibit B, to increase the amount of authorized Common Stock of the Company from 50,000,000 shares to 100,000,000 shares of Common Stock.

The Board of Directors will file the Amendment with the Secretary of State of Delaware. The increase in our authorized Common Stock will become effective on the date of filing.

Reason for Decrease in Authorized Shares

The general purpose and effect of the amendment to the Company’s Certificate of Incorporation in authorizing 100,000,000 shares of Common Stock is to facilitate various financing agreements in the future to enable the Company to continue its current business operations.

Reasons for and Effect of the Amendment

The Board of Directors believes that the Company’s stockholders may benefit from the increase in the number of shares of Common Stock the Company is authorized to issue because it shall allow us to accommodate additional capital investment into the Company.

This increase in our authorized common shares will have no material effect on the rights of existing stockholders, since it will not change the percentage of ownership of the Company of any stockholder. Moreover, the adoption of the Amendment will not of itself without further action of our Board of Directors cause or result in any changes in our current capital accounts or outstanding Common Stock.

As a result of the increase in authorized common stock, there will be an additional 50,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company’s shareholders. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s common stock.

The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

The Board of Directors is not aware of any such actual or contemplated takeover attempt.  Currently, we have no definitive plans or arrangements to issue any such shares, although the Company evaluates from time to time potential transactions that may result in the issuance of shares. Any such use or issuance of our shares would be regardless of whether the Amendment is effectuated.

HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at 4303 SW 34th St., Orlando FL 32811 or at (407) 996-9631.

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including us) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this Information Statement.

/s/ David E. Patterson
David E. Patterson
Chief Executive Officer

[_______], 2017

EXHIBIT A

AMENDED AND RESTATED 2017 EMPLOYEES/CONSULTANTS STOCK COMPENSATION PLAN

OF

MEDITE CANCER DIAGNOSTICS, INC.

-i-

SECTION 1.
ESTABLISHMENT AND PURPOSE

This Amended and Restated 2017 Employees/Consultants Stock Company Plan of Mediate Cancer Diagnostics, Inc. (the “PLAN”) was originally established on March 7, 2017, effective March 7, 2017 (the “ORIGINAL EFFECTIVE DATE”), to offer directors, officers and selected key employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company to receive compensation, or to increase such interest, by purchasing shares of the Company’s common stock (“SHARES”). Except as otherwise expressly provided herein, this instrument contains the provisions of the Plan as amended and restated effective as of the Original Effective Date. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include non-statutory options intended to meet the requirements for exclusion from coverage under section 409A of the Code, as well as ISOs intended to qualify under section 422 of the Code. All Options granted hereunder shall be interpreted in a manner consistent with these intentions.

The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly. All transactions involving any Employee subject to section 16(a) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such Employees.

SECTION 2.
DEFINITIONS.

(A) “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company, as constituted from time to time.

(B) “CODE” shall mean the Internal Revenue Code of 1986, as amended.

(C) “COMMITTEE” shall mean a committee of the Board of Directors, as described hereinafter. The Plan shall be administered by the Committee of not less than three Outside Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. The term “Outside Director” shall mean a member of the Board of Directors who meets the definitions of the terms “outside director” set forth in section 162(m) of the Code, “independent director” set forth in the rules of a stock exchange on which the Shares may then be listed, and “Non-Employee Director” set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service, an applicable exchange and the Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.

(D) “COMPANY” shall mean Medite Cancer Diagnostics, Inc., a Delaware corporation and any successor corporation or business organization which shall assume the duties and obligations of Medite Cancer Diagnostics, Inc. under this Plan. The term “SUBSIDIARY” shall mean (i) with respect to grants of ISOs any corporation and any other entity considered a subsidiary as defined in section 424(f) of the Code of the Company, and (ii) with respect to grants of Non-statutory Options, any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation §1.409A-1(b)(5)(iii)), as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of section 409A of the Code) that may be aggregated with the Company.

(E) “EMPLOYEE” shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) an Outside Director, (iii) an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors, including consultants and advisors that provide professional, technical, financial, legal, accounting, capital markets related and other services. The performance of services as an Outside Director or independent contractor shall be treated as “employment” for all purposes of the Plan, except as provided in Subsections (A) and (B) of Section 4.

(F) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(G) “EXERCISE PRICE” shall mean the amount for which one

Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(H) “FAIR MARKET VALUE” shall mean the market price of a Share, determined by the Committee as follows:

(i) If Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report;

(ii) If Shares were traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

(iii) If Shares were traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Shares are quoted or, if the Shares are not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Notwithstanding the foregoing, as of any date in question, the “Fair Market Value” of a Share shall be determined in a manner consistent with section 409A of the Code, except that a Share subject to an ISO shall be determined in a manner consistent with section 422 of the Code. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(I) “ISO” shall mean a stock option that is clearly identified as such and which meets the requirements of section 422 of the Code. Any ISO which fails to comply with section 422 of the Code for any reason shall automatically be treated as a Non-statutory Option appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for Non-statutory Options.

(J) “NON-STATUTORY OPTION” shall mean a stock option that is governed by section 83 of the Code and is not described in sections 422 or 423 of the Code.

(K) “OFFEREE” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option)

(L) “OPTION” shall mean an ISO or Non-statutory Option granted under the Plan and entitling the holder to purchase Shares.

(M) “OPTIONEE” shall mean an individual who holds an Option.

(N) “OUTSIDE DIRECTOR” shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary.

(O) COMMITTEE PROCEDURES. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(P) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority and discretion to take the following actions:

(i) To interpret the Plan, any Stock Purchase Agreement and any Stock Option Agreement and to apply their provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be awarded or offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the purchase price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Non-statutory Option, and to determine the terms and conditions, not inconsistent with the terms of the Plan, of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and, to the extent such amendments are material and adverse to the Offeree’s or Optionee’s interest, obtain the consent of the Offeree or Optionee who entered into such agreement;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

(xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan and, to the fullest extent permitted by law, all members of the Committee shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan, any Option or any right to acquire Shares granted under this Plan.

(Q) DELEGATION OF AUTHORITY. The Committee may delegate its powers and duties under this Plan to the Company’s Chief Executive Officer or other senior executive officer, subject to applicable law and such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan with regard to awards to the Company’s senior executive officers or any Offeree or Optionee who is a “covered employee” as defined in section 162(m) of the Code. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan. In addition, the Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers.

(R) RIGHT TO RECOUP. The Committee shall have full authority to adopt and enforce any policies and procedures adopted by the Company in respect of section 10D of the Exchange Act and such regulations as are promulgated thereunder from time to time, or in respect to any other applicable law, regulation or Company policy relating to the recoupment of amounts on account of a restatement of a financial statement that, if initially reported properly, would have resulted in a lower amount being paid to an Offeree or Optionee under the Plan, or in respect of any other policy of the Company relating to the recoupment of amounts on account of the Offeree’s or Optionee’s breach of a non-competition, non-solicitation, non-disparagement or confidentiality obligation as it deems necessary or appropriate in its sole discretion.

SECTION 3.
INTENTIONALLY OMITTED

SECTION 4.
ELIGIBILITY.

(A) GENERAL RULES. Only Employees (including, without limitation, independent contractors, consultants and legal counsel who are not members of the Board of Directors) shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. Employees who are Outside Directors shall only be eligible for the grant of the Non-statutory Options described in Subsection (B) below.

(B) OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

(i) Outside Directors shall receive no grants other than the Non-statutory Options described in this Subsection (B)

(ii) All Non-statutory Options granted to an Outside Director under this Subsection (B) shall become exercisable in full in the event of the termination of such Outside Director’s service because of death or disability (within the meaning of section 22(e)(3) of the Code (“TOTAL AND PERMANENT DISABILITY”)).

(iii) The Exercise Price under all Non-statutory Options granted to an Outside Director under this Subsection (B) shall be not less than 100 percent of the Fair Market Value of a Share on the date of grant, and such Exercise Price shall be payable in one or more of the forms of payment described in Subsection (A), (B), (C), (D) or (E) of Section 8.

The Committee may provide that the Non-statutory Options that otherwise would be granted to an Outside Director under this Subsection (B) shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the Non-statutory Options shall be applied with regard to the service of the Outside Director.

SECTION 5.
STOCK SUBJECT TO PLAN.

(A) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 5,000,000 Shares (3,000,000 with respect to any grants made prior to __________, 2017 (the “RESTATEMENT EFFECTIVE DATE”)), subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(B) ISO LIMITATION. The maximum number of Shares available with respect to all Options granted under this Plan that may be ISOs is 5,000,000 (3,000,000 with respect to any grants of ISOs made prior to the Restatement Effective Date).

(C) INDIVIDUAL PARTICIPANT ANNUAL LIMITATION. The maximum number of Shares underlying awards granted under this Plan to any one Optionee or Offeree in any fiscal year, regardless of whether such awards are thereafter canceled, forfeited or terminated, shall not exceed 5,000,000 (3,000,000 with respect to any grants made prior to the Restatement Effective Date). The foregoing limitation is intended to include the grant of all awards under the Plan including, but not limited to, awards representing “qualified performance-based compensation” under section 162(m) of the Code, and shall be applied based upon the assumption that the maximum number of Shares shall be earned under any performance-based award.

(D) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6.
TERMS AND CONDITIONS OF AWARDS OR SALES.

(A) AGREEMENT. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by an agreement between the Offeree and the Company (a “STOCK PURCHASE AGREEMENT”). Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in such Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(B) DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(C) PURCHASE PRICE. The purchase price of Shares to be offered for sale under the Plan shall not be less than 90 percent of the Fair Market Value of such Shares. Subject to the preceding sentence, the purchase price shall be determined by the Committee at its sole discretion. The purchase price shall be payable in a form of payment described in Section 8.

(D) WITHHOLDING TAXES. As a condition to the award or sale of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld. The payment of taxes by surrendering Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(E)  RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all shareholders of Shares.

SECTION 7.
TERMS AND CONDITIONS OF OPTIONS.

(A) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(B) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-statutory Option and, unless the grant of an Option is designated at the time of grant as an ISO, such Option shall be a Non-statutory Option.

The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other plan adopted by the Company or its Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as a Non-statutory Option.

(C) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant (110% of the Fair Market Value of the Shares if the following paragraph applies).. The Exercise Price of a Non-statutory Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

No Employee may receive an ISO under this Plan if such Employee, at the time the Option is granted, owns (after application of the rules contained in section 424(d) of the Code) equity securities representing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of the Shares as of the date of grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the date of grant.

(D) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld. The payment of taxes by surrendering Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(E) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any portion of the Shares subject to the Option is to become exercisable. The exercisability of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Total and Permanent Disability or retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant (5 years if the second paragraph of Section 7(C) applies). The Committee may extend the term of an Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original date of grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be 10 years. Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(F) NONTRANSFERABILITY. During an Optionee’s lifetime, such Optionee’s Option(s) shall be exercisable only by him or her (or his or her guardian or legal representative to the extent permitted by applicable law) and shall not be transferable, unless permitted by the Stock Option Agreement in a manner consistent with the immediately following paragraph. In the event of an Optionee’s death, such Optionee’s Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

The Committee, in its discretion, may allow at or after the time of grant the transferability of Options that are exercisable, provided that the permitted transfer (i) is made pursuant to a qualified domestic relations order or other applicable domestic relations order to the extent permitted by law; (ii) if the Option is an ISO, is consistent with section 422 of the Code; (iii) is made to the Company, an affiliate or a person acting as the agent of the foregoing or is otherwise determined by the Committee to be in the interests of the Company or an affiliate thereof; or (iv) is made by the Optionee for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. For this purpose, the term “Immediate Family Members“ mean the Optionee’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the Optionee arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an award under this Plan, and no Option granted under the Plan may be transferred for value. The Committee in its discretion may impose additional terms and conditions upon transferability.

(G) TERMINATION OF SERVICE (EXCEPT BY DEATH). If an Optionee’s service terminates for any reason other than the Optionee’s death, then such Optionee’s Option(s) shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (E) above;

(ii) The date 90 days after the termination of the Optionee’s service for any reason other than Total and Permanent Disability; or

(iii) The date six months after the termination of the Optionee’s service by reason of Total and Permanent Disability.

Notwithstanding the foregoing, an Option granted to an Outside Director shall expire on the date determined pursuant to Subsection (E) above or as such earlier date as may be set forth in the Stock Option Agreement. The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding provisions of this Subsection (G), but only to the extent that such Option(s) had become exercisable before the Optionee’s service terminated or became exercisable as a result of such termination of service. The balance of such Option(s) shall expire when the Optionee’s service terminates. In the event that the Optionee dies after the termination of the Optionee’s service but before the expiration of the Optionee’s Option(s), all or part of such Option(s) may be exercised (prior to expiration) by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee’s service terminated or became exercisable as a result of such termination of service.

(H) LEAVES OF ABSENCE. For purposes of Subsection (G) above, service shall be deemed to continue while the Optionee is on sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee’s reemployment rights are guaranteed by an applicable statute or by contract.

(I) DEATH OF OPTIONEE. If an Optionee dies while he or she is in service, then such Optionee’s Option(s) shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (E) above; or

(ii) The date six months after the Optionee’s death.

Notwithstanding the foregoing, an Option granted to an Outside Director shall expire on the date determined pursuant to Subsection (E) above or as such earlier date as may be set forth in the Stock Option Agreement. All or part of the Optionee’s Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding provisions of this Subsection (I) by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee’s death or became exercisable as a result of the Optionee’s death. The balance of such Option(s) shall expire when the Optionee dies.

(J) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

(K) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, provided that no such modification, extension or renewal may (i) except as otherwise provided in Section 9 hereof, reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the date of grant either by lowering the Exercise Price, by canceling the outstanding Option in exchange for cash, other awards or a replacement Option with a lower Exercise Price, or by the Company repurchasing an Option with an Exercise Price that is in excess of the Fair Market Value of the Shares at the time of such repurchase, (ii) violate the terms and provisions of section 162(m) of the Code, or (iii) cause the Option to no longer meet the requirements for exclusion from coverage under section 409A of the Code. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee’s rights or increase his or her obligations under such Option.

(L) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all shareholders of Shares.

SECTION 8.
PAYMENT FOR SHARES.

(A) GENERAL RULE. The entire purchase price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

(i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or more of the forms described in Subsections (F), (G) and (H) below.

(ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to one or more of the forms described in Subsections (B), (C), (D), (E). (G) or (H) below.

(iii) In the case of a Non-statutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to one or more of the forms described in Subsections (B), (C), (D), (E), (G) or (H) below.

(B) SURRENDER OF STOCK. To the extent that this Subsection (B) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the Shares subject to the Option are purchased under the Plan.

(C) EXERCISE/SALE. To the extent that this Subsection (C) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(D) EXERCISE/PLEDGE. To the extent that this Subsection (D) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(E) CASHLESS EXERCISE. To the extent that this Subsection (E) is applicable, payment made be made by means of a “cashless exercise” in which the Optionee shall be entitled to receive a stock certificate for the number of Shares subject to the Option (or portion thereof) exercised equal to the quotient obtained by dividing [((i) - (ii)) x (iii)] by (i), where:

(i) is equal to the aggregate Fair Market Value of the Shares that would be issued upon exercise of the Option by means of an exercise by the payment of cash, determined as of the date the Option is exercised;

(ii) is equal to the aggregate Exercise Price of the Shares that would be issued upon exercise of the Option by means of an exercise by the payment of cash, as may be adjusted by Section 9; and

(iii) is the number of Shares that would be issued upon exercise of the Option by means of an exercise by the payment of cash, rather than a cashless exercise pursuant to this Subsection (E).

The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a cashless exercise under this Subsection

(F) SERVICES RENDERED. To the extent that this Subsection (F) is applicable, Shares may be offered for sale under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the offer. If Shares are offered for sale without the payment of a purchase price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(C).

(G) PROMISSORY NOTE. To the extent that this Subsection (G) is applicable, a portion of the purchase price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon, and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such promissory note. Notwithstanding the foregoing, the purchase price or Exercise Price of Shares issued under the Plan to a member of the Board of Directors or an executive officer (or equivalent thereof) of the Company shall not be payable with a promissory note.

(H) OTHER FORMS OF PAYMENT. To the extent that this Subsection (H) is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

SECTION 9.
ADJUSTMENT OF SHARES.

(A) GENERAL. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number and type of Shares available for future grants under Section 5, (ii) the limitations set forth in Sections 5(B) and(C), (iii) the number and type of Shares covered by each outstanding Option, and (iii) the purchase price under each outstanding offer to purchase and the Exercise Price under each outstanding Option.

Notwithstanding the foregoing, the adjustments described in this Section 9(A) shall be made in compliance with: (x) sections 422 and 424 of the Code with respect to ISOs; (y) section 162(m) of the Code with respect to “qualified performance-based compensation” unless specifically determined otherwise by the Committee; and (z) section 409A of the Code with respect to Non-statutory Options to the extent the Committee determines it is necessary to continue to avoid its application to such Options.

(B) REORGANIZATIONS. In the event that the company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees’ consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by acceleration.

(C) RESERVATION OF RIGHTS. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate, to dissolve, liquidate, sell or transfer all or any part of its business or assets, or to undertake any other corporate act or proceeding by the Company.

SECTION 10.
SECURITIES LAWS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

SECTION 11.
NO RETENTION RIGHTS.

Neither the Plan nor any Option shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director, at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any). No person shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. The Committee’s determination under the Plan (including, without limitation, determination of the Employees who shall be granted awards, the form, amount and timing of such awards, the terms and conditions of awards) need not be uniform and may be made by it selectively among eligible Employees who receive or are eligible to receive awards under the Plan, whether or not such eligible Employees are similarly situated.

SECTION 12.
DURATION AND AMENDMENTS.

(A) TERM OF THE PLAN. The provisions of the Plan as set forth herein shall be effective retroactively to the Plan’s Original Effective Date, except as otherwise expressly provided herein, subject to the approval of this amended and restated Plan by the shareholders of the Company. The Plan shall terminate automatically after 15 years on March 6, 2032, except that no ISO may be granted under this Plan on or after the tenth anniversary of the Original Effective Date of this Plan (i.e., March 7, 2027), and the Plan may be terminated on any earlier date pursuant to Subsection (B) below.

(B) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may, subject to applicable law, amend, suspend or terminate the Plan at any time and for any reason. An amendment to the Plan shall require stockholder approval only to the extent required by applicable law, regulation or securities exchange requirements.

(C) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan or any amendment thereto shall not materially and adversely affect any Share previously issued or any Option previously granted under the Plan without the Optionee’s written consent thereto.

SECTION 13.
EXECUTION.

To record the adoption and approval of this amended and restated Plan by the Board of Directors and at least a majority vote of the holders of Shares, the Company has caused its authorized officer to execute the same.

MEDITE CANCER DIAGNOSTICS, INC.,
a Delaware corporation

By:	____________________
David E. Patterson
Chief Executive Officer

EXHIBIT B

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MEDITE CANCER DIAGNOSTICS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.          The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) adopted a resolution authorizing the Corporation to increase the number of shares of the common stock, $.001 par value per share (the “Common Stock”) that the Corporation is authorized to issue from 50,000,000 to 100,000,000 and to file this Certificate of Amendment:

Article FOURTH of the Certificate of Incorporation shall be amended by deleting Section 4.1 in its entirety and submitting therefor the following:

“Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, comprised of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share.”

2.          That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

3.          That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, MEDITE Cancer Diagnostics, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____ day of ________, 2017.

MEDITE CANCER DIAGNOSTICS, INC.

By:  _____________________
Name:
Title: